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                                  EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC AUDITORS




As independent public accountants, we hereby consent to the inclusion of our reports on the financial statements of American Ecology Corporation and Subsidiaries dated February 16, 2001, included in this Form 8K, and the incorporation by reference of our reports dated February 16, 2001 into American Ecology Corporation and Subsidiaries' previously filed Registration Statements on Form S-8 File Nos. 33-55782, 33-58076, 33-11578, 333-69863 and 333-93105 each as filed with the Securities and Exchange Commission.

Balukoff, Lindstrom & Co., P.A.



Boise, Idaho
April 12, 2001














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